Exhibit 99.1

Century Aluminum Company announces $60 million stock repurchase program

Monterey, CA, August 11, 2011 - Century Aluminum Company (NASDAQ: CENX) today announced that its Board of Directors has approved a $60 million stock repurchase program.  "We believe that the repurchase program is in the best interests of our shareholders," said Logan Kruger, Century's President and CEO.

Under the program, effective August 11, 2011, Century is authorized to repurchase up to $60 million of its outstanding shares of common stock from time to time on the open market at prevailing market prices, in block trades or otherwise.  The timing and amount of any shares repurchased will be determined by Century’s management based on its evaluation of market conditions, the trading price of the stock and other factors. The repurchase program may be suspended or discontinued at any time.

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Contacts:
Mike Dildine (media)	831-642-9364
Shelly Harrison (investors)	831-642-9357

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, NBI hf.
Steingrimur Helgason, Director -- Corporate Finance, NBI hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements, including, without limitation, changes in the trading price of Century Common Stock; declines in aluminum prices or increases in our operating costs; and deterioration of global financial and economic conditions.  Forward-looking statements in this press release include statements regarding future repurchases of Common Stock by Century.  More information about the risks, uncertainties and assumptions affecting Century can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.